UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

Helix TCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

10200 E. Girard Avenue, Suite B420
Denver, CO 80231

(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Zachary L. Venegas Employment Agreement

On March 19, 2019, Helix TCS, Inc. (the “Company”) entered into an executive Employment Agreement (the “Venegas Employment Agreement”) with Zachary L. Venegas, its Chief Executive Officer and Executive Chairman of the Company’s board of directors (the “Board”).

The Venegas Employment Agreement provides that Mr. Venegas’s employment is “at-will.” Under the terms of the Venegas Employment Agreement, the Company must pay Mr. Venegas a salary at a rate of not less than $200,000 per year to continue as Chief Executive Officer and Executive Chairman of the Board. Mr. Venegas is also eligible to receive an annual bonus targeted at 50% of his base salary, plus stock options for the right to purchase up to 500,000 shares of our common stock, beginning with the 2018 calendar year. Mr. Venegas’s eligibility for the cash and equity bonus is based upon the achievement of pre-established individual and Company objectives, as set forth in the Venegas Employment Agreement and as determined by the Board.

The Venegas Employment Agreement provides that if Mr. Venegas resigns from the Company, he can choose to remain Executive Chairman of the Board, so long as he beneficially owns a minimum of 20% of the shares he held as of the date of the Venegas Employment Agreement. The Venegas Employment Agreement also provides that if Mr. Venegas’s employment is terminated by the Company without Cause (as defined in the Venegas Employment Agreement) or Mr. Venegas resigns for Good Reason (as defined in the Venegas Employment Agreement), provided that Mr. Venegas signs a release of claims, he will be entitled to the following separation benefits: (i) continued payment of his then-current base salary for a period of 18 months; (ii) he may sell to the Company at the trailing 10 day VWAP shares of Company stock sufficient to generate proceeds equal to the difference between $800,000 and the cumulative amounts received by him from all previous sales he has made of Company stock, and (iii) all outstanding options to purchase common stock of the Company then held by Mr. Venegas, to the extent unvested, will vest ratably by month for 18 months and any unexercised options will expire 21 months after termination, subject to certain limitations to the extent the options are designated as non-statutory stock options.

The Venegas Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Venegas’s employment and for a period of 18 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and non-disclosure obligations, return of Company property, and assignment of inventions covenants.

The foregoing summary of the material terms of the Venegas Employment Agreement is subject to the full and complete terms of the Venegas Employment Agreement attached hereto as Exhibit 10.34 and incorporated herein by reference.

Scott M. Ogur Employment Agreement

On March 19, 2019, the Company entered into an executive Employment Agreement (the “Ogur Employment Agreement”) with Scott M. Ogur, its Chief Financial Officer and a member of the Board.

The Ogur Employment Agreement provides that Mr. Ogur’s employment is “at-will.” Under the terms of the Ogur Employment Agreement, the Company must pay Mr. Ogur a salary at a rate of not less than $180,000 per year, effective as of January 1, 2019, to continue as Chief Financial Officer and a member of the Board. Mr. Ogur is also eligible to receive an annual bonus targeted at 50% of his base salary, plus stock options for the right to purchase up to 300,000 shares of our common stock, beginning with the 2018 calendar year. Mr. Ogur’s eligibility for the cash and equity bonus is based upon the achievement of pre-established individual and Company objectives, as set forth in the Ogur Employment Agreement and as determined by the Board.

The Ogur Employment Agreement provides that if Mr. Ogur resigns from the Company, he can choose to remain a member of the Board, so long as he beneficially owns a minimum of 70% of the shares he held as of the date of the Ogur Employment Agreement. The Ogur Employment Agreement also provides that if Mr. Ogur’s employment is terminated by the Company without Cause (as defined in the Ogur Employment Agreement) or Mr. Ogur resigns for Good Reason (as defined in the Ogur Employment Agreement), provided that Mr. Ogur signs a release of claims, he will be entitled to the following separation benefits: (i) continued payment of his then-current base salary for a period of 12 months; (ii) he may sell to the Company at the trailing 10 day VWAP shares of Company stock sufficient to generate proceeds equal to the difference between $800,000 and the cumulative amounts received by him from all previous sales he has made of Company stock, and (iii) all outstanding options to purchase common stock of the Company then held by Mr. Ogur, to the extent unvested, will vest ratably by month for 12 months and any unexercised options will expire 15 months after termination, subject to certain limitations to the extent the options are designated as non-statutory stock options.

The Ogur Employment Agreement also includes certain non-competition and non-solicitation of customer and employee restrictions during Mr. Ogur’s employment and for a period of 18 months following any termination of employment, in addition to other customary terms, including provisions covering confidentiality and non-disclosure obligations, return of Company property, and assignment of inventions covenants.

The foregoing summary of the material terms of the Ogur Employment Agreement is subject to the full and complete terms of the Ogur Employment Agreement attached hereto as Exhibit 10.35 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.34	Employment Agreement, dated March 19, 2019, by and between Helix TCS, Inc. and Zachary L. Venegas

10.35	Employment Agreement, dated March 19, 2019, by and between Helix TCS, Inc. and Scott M. Ogur

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: March 21, 2019	/s/ Scott M. Ogur
Scott M. Ogur
Chief Financial Officer

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